                                                          CHARTEX RESOURCES LTD.
                                                           33 CAVENDISH SQUARE,
                                                              LONDON WIM 9HF

Mr. M. Pope
Beech House,
Tetsworth,
Oxon, OX9 7AS

                                                           28th February, 1990

Dear Mike,

I am pleased to confirm your employment with Chartex International Plc as a Production Manager in which position you will report to the undersigned.

I understand that you will be able to join us on a permanent basis not later than Monday 30th April, 1990 but until then it has been agreed that you will do your utmost to make yourself available to us for 2 days per week, commencing next week if possible? Your normal place of work will be Sovereign One, Sovereign Park, Coronation Road, London, NW10.

Your salary will be (Pound)40,000 per annum payable monthly in arrears. Other benefits will include a company car up to the value of (Pound)15,000, BUPA cover for you and your family at National Scale, Permanent Health Insurance, the company does not operate a Pension Scheme but we understand that you have made your own arrangements. You will also be entitled to twenty five (25) workings days holiday plus the usual statutory Bank Holidays. Your normal hours of work will be 8:30 a.m. to 16:30 p.m. but you may be asked to work in excess of these hours. Your employment with the company can be terminated by either party giving three months notice in writing.

Enclosed is a duplicate of this letter and I would be grateful if you would sign and date this, indicating your acceptance of this offer, and return it to me without delay.

Your sincerely,

/s/ Jens Vestergaard Jensen

Jens Vestergaard Jensen                Signed and agreed by Mike Pope
Technical Director
                                       /s/ Michael Pope
                                       -------------------------------
                                       dated: 28-2-1990

3.  Board of Directors
- ----------------------

With reference to the resolution at the board meeting 1st December 1994 to appoint Mike Pope as director of the board as from that same date, it was re-confirmed that the period of notice from the Companies to Mike Pope - and vice versa - is 9 months. A letter to that effect has been sent to Mike Pope who has countersigned it; and the term will further be incorporated in the service contract to be established between the Companies and Mike Pope.





/s/ xxxxxxxxxxxx                          /s/ xxxxxxxxxxxxxxxx
- -----------------------------             -----------------------------
Chairman                                  Secretary

4.  Board of Directors
- ----------------------

In conformity with the authorisation given to John V. Burke at the board meeting 1st December 1994 to appoint Mr. Michael Pope as director of the board on a date on or after 1st January 1995, the Chairman reported that Michael Pope had accepted the appointment. It was resolved to appoint Michael Pope as director of the board with the function of General Manager of the Company as from 20th January 1995.


Poul Nielsen was instructed to register on form 288 with the Companies House Michael Pope and Denis Wain as director of the Company.




/s/ xxxxxxxxxxxxx                      /s/ xxxxxxxxxxxxxxxxx
- --------------------------             --------------------------
Chairman                               Secretary